Exhibit 99.1

Magnolia Solar Discusses Advanced Nano-Enhanced Solar Cell Designs

Presentation Given at SPIE-Photonic West

WOBURN, MA and ALBANY, NY – February 7, 2013 -- Magnolia Solar Corporation (OTCBB: MGLT) (“Magnolia Solar”) announces that Dr. Roger E. Welser, the Chief Technology Officer of its wholly owned subsidiary, Magnolia Solar, Inc., presented a paper at the SPIE Photonic West Conference on the Physics, Simulations and Photonic Engineering for Photovoltaic Devices II.  The lecture, entitled “Thick-Well Quantum-Structured Solar Cells,” was presented on February 6, 2013 in San Francisco, CA as part of a special session on Quantum Well Enhanced Devices.

Dr. Welser stated, “Magnolia Solar has developed a novel device structure that suppresses undesirable recombination events, enabling photovoltaic devices to reach new levels of performance.  To better design and realize ultra-high-efficiency solar cells, we continue to explore the underlying physical mechanisms controlling the power output of photovoltaic devices.  The aim of our ongoing work summarized at the SPIE conference in San Francisco is to increase both the current and voltage output of single-junction cells by employing a nano-enhanced active region and advanced light-trapping strategies.  Higher voltage and current generation increases the electrical power production of photovoltaic modules.  With this patent-pending approach, we expect to demonstrate high solar electric conversion efficiency over a wide range of operating conditions.”

Dr. Ashok K. Sood, President and CEO of Magnolia Solar Corporation, stated, “Photovoltaic devices can provide a mobile source of electrical power for a variety of commercial and military applications in both space and terrestrial environments.  Many of these applications can directly benefit from enhancements in the efficiency of the photovoltaic devices.  Magnolia Solar is developing revolutionary new thin-film solar cell technologies employing nanostructured materials.  Nanostructured materials enable photovoltaic devices to have total spectrum absorption by collecting solar energy from the ultraviolet to the deep infrared.   In collaboration with our partners, we intend to continue to update our shareholders as we work to meet our goals.”

About Magnolia Solar Corporation

Based in Woburn, MA and Albany, NY, Magnolia Solar was founded in 2008 to develop and commercialize revolutionary new thin-film solar cell technologies that employ nanostructured materials and designs.  Both higher current and higher voltage outputs are expected from thin-film solar cells that combine Magnolia’s exclusive material structures with advanced optical coatings.  Magnolia’s patent-pending technology has the ability to capture a larger part of the solar spectrum to produce high efficiency solar cells, and incorporates a unique nanostructure-based antireflection coating technology to further increase solar cell efficiency, thereby reducing the cost per watt.  The company is targeting a variety of civilian and defense applications for its photovoltaic solar cells.  Magnolia’s solar cell technology can be used to generate power for existing electrical grids, and is particularly well-suited for distributed and portable power generation applications.

For more information, please visit www.MagnoliaSolar.com, or visit us on Facebook, Twitter, You Tube, or LinkedIn.

Forward-Looking Statements

This release contains forward-looking statements, including, without limitation, statements concerning our business and possible or assumed future results of operations. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons including: our ability to continue as a going concern, adverse economic changes affecting markets we serve; competition in our markets and industry segments; our timing and the profitability of entering new markets; greater than expected costs, customer acceptance of our products or difficulties related to our integration of the businesses we may acquire; and other risks and uncertainties as may be detailed from time to time in our public announcements and SEC filings. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made, and our future results, levels of activity, performance or achievements may not meet these expectations. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

For more information contact:

info@magnoliasolar.com